UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2011

Resource America, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-4408	72-0654145
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Crescent Drive, Suite 203 Navy Yard Corporate Center Philadelphia, PA		19112
(Address of Principal Executive		(Zip Code)
Offices)

Registrant's telephone number, including area code: 215-546-5005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On September 27, 2011, two indirect wholly-owned subsidiaries of Resource America, Inc. entered into a Loan Modification Agreement (the “Amendment”) with Republic First Bank with respect to an existing $3.5 million secured line of credit (the “Facility”) of which Resource America, Inc. is guarantor.  The Amendment extends the maturity date of the Facility from September 28, 2012 to December 28, 2012.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the document filed as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Loan Modification Agreement dated September 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource America, Inc.

Date: September 28, 2011	/s/ Thomas C. Elliott Thomas C. Elliott Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Modification Agreement dated September 27, 2011.